EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with Annual Report of SI Technologies, Inc. (the “Company”) on Form 10-K for the period ending July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rick A. Beets, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 19, 2003

/s/ RICK A. BEETS
Rick A. Beets President, CEO and Principal Executive Officer